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                                                                      EXHIBIT 21

                        SPELLING ENTERTAINMENT GROUP INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


The following is a list of the Company's significant subsidiaries at December 31, 1998. At that date, all corporations were 100% - owned.


                                                                      STATE OF
NAME OF COMPANY                                                     INCORPORATION
---------------                                                     -------------
Aaron Spelling Productions, Inc.                                     California
Big Ticket Television Inc.                                           Delaware
Hamilton Projects, Inc.                                              New York
Republic Entertainment Inc.                                          Delaware
Spelling Entertainment Inc.                                          Delaware
Spelling Films Inc.                                                  Delaware
Spelling Television Inc.                                             Delaware
Torand Productions Inc.                                              Delaware
Worldvision Enterprises, Inc.                                        New York


The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.